Exhibit 31.2

CERTIFICATION PURSUANT

TO RULE 13a-14(a) OF THE EXCHANGE ACT

I Alok Bajpai certify that:

1.	I have reviewed this report on Form 10-K of Intelligroup, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

DATE: April 30, 2010	By: /s/	ALOK BAJPAI
Alok Bajpai
Chief Financial Officer and Principal Accounting Officer